UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2006

B of I HOLDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51201	33-0867444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12777 High Bluff Drive, Suite 100, San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 350-6200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement	3

SIGNATURE	4

2

Item 1.01	Entry into a Material Definitive Agreement

On July 24, 2006, the Board of Directors of B of I Holding, Inc. (“BOFI”) approved the recommendations of the Compensation Committee to grant BOFI non-qualified stock options to employees and directors of its subsidiary, Bank of Internet USA. The Board of Directors also approved the recommendations of the Compensation Committee to grant BOFI stock to directors. The actions of the Board of Directors included options to purchase and stock grants to the following executives officers and directors.

	Number of Shares
Director / Executive Officer	Options to Purchase	Grants of Stock
Gary Lewis Evans President and Chief Executive Officer	25,000	—

Andrew J. Micheletti Vice President and Chief Financial Officer	20,000	—

Michael J. Berengolts Vice President and Chief Technology Officer	15,000	—

Jerry F. Englert Chairman of the Board of Directors	7,500	2,500

Theodore C. Allrich Vice Chairman of the Board of Directors	6,900	2,300

Paul Grinberg Audit Committee Chairman & Director	6,900	2,300

J. Gary Burke Director	5,400	1,800

Michael A. Chipman, Sr. Director	5,400	1,800

Thomas J. Pancheri Director	5,400	1,800

Connie M. Paulus Director	5,400	1,800

Gordon L. Witter Director	5,400	1,800

The options to purchase shares of BOFI stock granted to directors and officers have an exercise price of $7.35 per share, which was the closing price of BOFI on the grant date of July 24, 2006. These options have a term of 10 years from the grant date, vest over three years for directors and four years for officers, and the vested portions are exercisable after one year. The grants of BOFI stock vest over three years, one-third on each one-year anniversary after the grant date.

The form of the Stock Option Award Agreement used for the grants above was previously filed by BOFI as Exhibit 10.1 to its 8-K filed on July 28, 2005.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B of I HOLDING, INC.

Date: July 27, 2006	By:	/s/ Gary Lewis Evans
Gary Lewis Evans
President and Chief Executive Officer

4